SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made on the 13th day of April, 2016, by and among Frequency Networks, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.     Purchase and Sale of Stock.

1.1    Sale and Issuance of Series A Preferred Stock.

(a)     The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Certificate of Amendment to the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit C (the “Certificate of Amendment”).

(b)     On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of up to 30,627,957 shares of its Series A Preferred Stock (the “Shares”) and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment (the “Restated Certificate”).

(c)     Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing or pursuant to Section 1.2, and the Company agrees to sell and issue to each Investor at the Closing or pursuant to Section 1.2, that number of Shares set forth opposite each Investor’s name on Exhibit A hereto for $0.42467 per share or $0.141557 per share, as applicable (the “Purchase Price”).

1.2    Closing. The purchase, sale and issuance of the Shares shall take place at one or more closings as described below (each of which is referred to in this Agreement as a “Closing”).

(a)     First Closing. The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and Investors acquiring in the aggregate at least a majority of the Shares mutually agree upon orally or in writing (which time and place are designated as the “First Closing”). At the First Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or any combination thereof. If payment by an Investor is made, in whole or in part, by conversion of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

(b)     Additional Closings.

(i)     The Company may sell and issue up to the balance of the Shares not sold at the First Closing at additional subsequent Closings occurring within 90 days after the First Closing (the “Additional Closings”) to additional investors (the “Additional Closing Investors”) who are approved by the Company. At each Additional Closing, the Company shall deliver to each Additional Closing Investor, and to each of the Investors for each Additional Closing in which such Investors participate, a certificate representing the Shares that such Additional Closing Investor or Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or a combination thereof.

(ii)    Any such sale and issuance in an Additional Closing shall be on the same terms and conditions as those contained herein, and such persons or entities who are new investors shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement and the other Related Agreements (as defined in Section 2.4 hereof), without the need for an amendment to this Agreement or any of the Related Agreements except to add such new investor’s name, notice information, and if called for, its investment and/or stockholdings of the Shares, to the appropriate exhibit or schedule to such agreement (collectively, the “Informational Amendments”), and shall be deemed an “Investor” for all intents and purposes and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Additional Closing.

(iii)   Notwithstanding the foregoing, if either entities affiliated with Liberty Global (“Liberty”) or entities affiliated with Oakmont (“Oakmont”) purchase at least 7,000,000 Shares in an Additional Closing (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares), the Company and each Investor that is a party to this Agreement at the time of such Additional Closing shall enter into and deliver to the Company an amendment to the Voting Agreement in a form mutually acceptable to the Company, Liberty and Oakmont providing for the right of Liberty and/or Oakmont (as applicable) to appoint a member of the Company’s board of directors.

1.3    Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares for (a) the purchase of the shares of Series A Preferred Stock held by Kingdom Capital Market LLC for an aggregate purchase price of not more than $1,000,000.00 and (b) general working capital purposes.

2.     Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to each Investor prior to execution hereof and attached hereto as Exhibit B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition (a “Material Adverse Effect”). The Company has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated to be conducted.

2.2    Capitalization and Voting Rights. The authorized capital of the Company consists of:

(a)      Preferred Stock. Sixty-Six Million Seven Hundred Thousand (66,700,000) shares of Preferred Stock, par value $0.001, all of which have been designated Series A Preferred Stock, Thirty-Three Million Sixty-Nine Thousand One Hundred Seventy-Three (33,069,173) of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Restated Certificate.

(b)     Common Stock. One Hundred Thirteen Million (113,000,000) shares of Common Stock, par value $0.001 (the “Common Stock”), of which Nineteen Million Seven Hundred Sixty-Three Thousand Sixty (19,763,060) shares are issued and outstanding. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(c)     Options to purchase an aggregate of 5,237,820 shares of Common Stock are outstanding under the Company’s Stock Incentive Plan (the “Stock Plan”), duly adopted by the Company’s Board of Directors and approved by the Company’s stockholders, and 500,000 shares of restricted Common Stock have been issued under the Stock Plan. Options to purchase an aggregate of 10,066,380 shares are available for grant under the Stock Plan.

(d)     Except for (i) the conversion privileges of the Series A Preferred Stock; (ii) the rights provided in Section 2.4 of the Investors’ Rights Agreement; (iii) the currently outstanding warrants to purchase up to 8,028,533 shares of Common Stock; (iv) the currently outstanding warrant exercisable for the purchase of 3,000,000 shares of Series A Preferred Stock; and (v) the securities set forth in Section 2.2(c) above, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Other than in connection with the transactions contemplated hereby, the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(e)     All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a “market stand-off” restriction for up to 180 days following an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Act in a form substantially identical to Section 1.15 of the Investors’ Rights Agreement.

2.3    Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4    Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Omnibus Amendment to Series A Financing Documents dated as of the date hereof (the “Omnibus Amendment”) amending the Investors’ Rights Agreement dated August 12, 2013, by and among the Company and the other parties thereto(the “Investors’ Rights Agreement”), the Right of First Refusal and Co-Sale Agreement dated August 12, 2013 by and among the Company and the other parties thereto (the “Right of First Refusal and Co-Sale Agreement”) and the Voting Agreement dated August 12, 2013, as amended by that certain Amendment to Voting Agreement, dated February 6, 2014, by and among the Company and the parties thereto (the “Voting Agreement” and collectively with the Investors’ Rights Agreement and the Right of First Refusal and Co-Sale Agreement, each as amended by the Omnibus Amendment, the “Related Agreements”), the performance of all obligations of the Company hereunder and thereunder and the authorization (or reservation for issuance), sale and issuance of the Shares being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5    Valid Issuance of Preferred and Common Stock. The Shares that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and the Restated Certificate for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate and upon conversion of the Shares, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Related Agreements and under applicable state and federal securities laws.

2.6    Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the “Law”), which filing will be effected within the time prescribed by law, and (ii) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

2.7    Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and the qualification or registration requirements of the Law or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.8    Litigation. There is no action, suit, proceeding or investigation pending, or to the Company’s knowledge, currently threatened against the Company including any actions, suits, proceedings, or investigations, that question the validity of this Agreement or the Related Agreements or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect or in any material change in the current equity ownership of the Company, nor is the Company aware of any reasonable basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9    Proprietary Information and Inventions Agreements. Each current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form attached hereto as Exhibit D, or an agreement containing substantially similar terms. The Company is not aware that any of its employees, officers or consultants are in violation thereof.

2.10   Patents and Trademarks. To the Company’s knowledge, the Company owns patents, patent rights, trademarks and trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights, trade secrets, information and other proprietary rights and processes necessary to conduct its business as now being conducted and as proposed to be conducted without conflict with or infringement upon any valid rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard generally commercially available products. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and the Company is not aware of any basis for such an allegation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company.

2.11    Compliance with Other Instruments. The Company is not in violation of any provision of its Restated Certificate or Bylaws nor in any material respect of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject. The execution, delivery and performance of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.12    Agreements; Action.

(a)     Except for agreements explicitly contemplated hereby (including the Related Agreements), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $20,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of “off the shelf” or other standard products, (iii) provisions materially restricting the development, manufacture or distribution of the Company’s products or services or (iv) indemnification by the Company with respect to infringement of proprietary rights.

(c)     The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $20,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $75,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

(d)     For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.13   Related-Party Transactions. Except as set forth in the Schedule of Exceptions, no employee, officer or director of the Company (a “Related Party”) or member of such Related Party’s immediate family or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interest or otherwise controls is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No employee, officer or director of the Company nor any member of the immediate family of any employee, officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.14   Financial Statements. The Company has delivered or made available to each Investor its unaudited financial statements as of and for the twelve (12) months ended December 31, 2015, and its unaudited financial statements at and for the month ended January 31, 2016 (together, the “Financial Statements”). The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, and have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, subject to year-end audit adjustments and except that the Financial Statements may not contain all footnotes required by U.S. generally accepted accounting principles. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practices subsequent to January 31, 2016 and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practices and not required under U.S. generally accepted accounting principles to be reflected in the Financial Statements.

2.15   Changes. Since January 31, 2016, there has not been:

(a)     any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)     any damage, destruction or loss, whether or not covered by insurance, that has resulted in a Material Adverse Effect;

(c)     any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)     any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(e)     any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(f)     any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(g)     any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(h)     any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not result in a Material Adverse Effect; or

(i)     any agreement or commitment by the Company to do any of the things described in this Section 2.15.

2.16   Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.17   Title to Property and Assets. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent, and (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) and (ii) above.

2.18   Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

2.19   Employees. There is no labor union organizing activity pending, or to the Company’s knowledge, threatened with respect to the Company. To the Company’s knowledge: (a) no employee of the Company is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or proposed to be conducted by the Company or any other reason, and the continued employment by the Company of its present employees will not result in any such violation; (b) no officer or key employee of the Company has any present intention of terminating his or her employment therewith nor does the Company have any present intention of terminating any such employment; and (c) the Company is in material compliance with applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan or retirement agreement.

2.20   Corporate Documents. Except for amendments necessary to satisfy the representations, warranties or conditions contained in this Agreement (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to special counsel for the Investors.

2.21   Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.22   Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) and any analogous provisions of applicable state tax laws.

2.23   Qualified Small Business Stock. As of and immediately following the Closing, to the knowledge of the Company, the Shares being issued and sold to the Investors hereunder will meet each of the requirements for qualification as “qualified small business stock” within the meaning of Sections 1202 and 1045 of the Internal Revenue Code of 1986, as amended and Section 18152.5 and 18038.5 of the California Revenue and Taxation Code.

2.24   Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents has, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents has made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. As of immediately prior to the Closing, neither the Company nor any of its officers, directors or employees were the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA, UK Bribery Act or any other anti-corruption law (collectively, “Enforcement Action”).

2.25   Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Shares. Neither this Agreement, the Related Agreements nor any certificate made or delivered to the Investors in connection with this Agreement or the Related Agreements contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

3.     Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents, warrants and covenants that:

3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2    Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance in part upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3    Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.4    Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.5    Accredited Investor. Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.6    Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Shares (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

3.7    Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)     There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)     (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c)     Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is (i) a partnership to an affiliate, a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; (ii) a corporation, to its stockholders in accordance with their interest in the corporation; (iii) a limited liability company, to its members or former members in accordance with their interest in the limited liability company; (iv) a venture fund to affiliated funds; or (v) to the Investor’s family member or trust for the benefit of the individual Investor, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.8    Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)     “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b)     Any legend required by the securities laws of any state or other governmental or regulatory agency having authority over the issuance of the Securities.

3.9    Tax Advisors. Such Investor has reviewed with such Investor’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.10    Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

4.       California Commissioner of Corporations. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5.     Conditions of Investor’s Obligations at Closing. The obligations of each Investor under subsection 1.2 of this Agreement are subject to the fulfillment of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

5.1    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of such First Closing.

5.2    Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

5.3    Compliance Certificate. The Chief Executive Officer of the Company shall deliver to each Investor at the First Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.5    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.6    Opinion of Company Counsel. The Investors shall have received an opinion from O’Melveny & Myers LLP, counsel for the Company, dated as of the First Closing, substantially in the form attached hereto as Exhibit E.

5.7    Omnibus Amendment. The Company shall have entered into the Omnibus Amendment attached as Exhibit F hereto with the other parties thereto.

5.8    Secretary’s Certificate. The Secretary or Assistant Secretary of the Company shall deliver to each Investor at the First Closing a certificate stating that the copies of the Company’s Restated Certificate and Bylaws and Board of Directors and stockholder resolutions relating to the sale of the Shares attached thereto are true and complete copies of such documents and resolutions.

5.9    Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company shall have entered into a Proprietary Information and Inventions Agreement, or an agreement containing substantially similar terms.

6.     Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

6.1    Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2    Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.

6.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7.     Miscellaneous.

7.1    Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

7.2    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without regard to conflicts of laws principals.

7.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) two days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto.

7.6    Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7    Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Related Agreements, or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock not previously sold to the public that is issuable or issued upon conversion of the Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

7.9    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10   Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.11   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

7.12   Aggregation of Stock. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.

COMPANY:

FREQUENCY NETWORKS, INC.

By:	/s/ Blair Harrison
Blair Harrison
Chief Executive Officer

Address:	4526 Wilshire Blvd.
Los Angeles, CA 90010

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.

INVESTORS:

YOU ON DEMAND HOLDINGS, INC.

By:	/s/ Bruno Wu
Name: Bruno Wu
Title: Chairman

Address:	375 Greenwich Street, Suite 516
New York, NY 10013

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.

INVESTORS:

POINT BLANK CAPITAL, LLC

By:	/s/ Michael Gordon
Name:	Michael Gordon
Title:	Member / Manager

Address:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.

INVESTORS:

FRENET HOLDINGS, LLC

By:	/s/ J.P. Nauseef
Name: J.P. Nauseef
Title: Manager

Address:

3025 Ridgeway Rd
Dayton, Ohio 45419

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

EXHIBIT A

Schedule of Investors

First Closing, April 13, 2016

Investor	Shares at $0.42467 per share	Cash Consideration	Conversion of Indebtedness	Shares at $0.141557 per share	Cash Consideration	Conversion of Indebtedness	Total Shares	Total Consideration
You on Demand Holdings, Inc.	4,208,885	$1,787,387.34	$0	1,501,962	$212,612.73	$0	5,710,847	$2,000,000.07
FreNet Holdings, LLC [1].	856,033	$0	$363,531.51	305,480	$0	$43,242.69	1,161,513	$406,774.19
Point Blank Capital LLC	3,708,762	$0	$1,575,000.00	0	$0	$0	3,708,762	$1,575,000.00

[1] The conversion of interest accrued on the principal amount of the Promissory Note, by and between the Company and FreNet Holdings LLC, dated February 9, 2016, is calculated through April 11, 2016; FreNet Holdings LLC agrees that any interest accrued after such date will be paid in cash.

Subsequent Closing, April 2, 2016

Investor	Shares at $0.42467 per share	Cash Consideration	Shares at $0.141557 per share	Cash Consideration	Total Shares	Total Consideration
You on Demand Holdings, Inc.	2,104,443	$893,693.66	750,981	$106,306.36	2,855,424	$1,000,000.02